Exhibit 99.1
PRESS RELEASE
Dick’s Sporting Goods Reports Fourth Quarter and Full Year Results:
•	EPS Increases 28% for Fourth Quarter Over Proforma Last Year

•	EPS Increases 35% for Full Year Over Proforma Last Year

•	Comp Store Sales Increases 6.0% and 2.0% in Full Year and Fourth Quarter, Respectively
PITTSBURGH, Pa., March 13, 2007 — Dick’s Sporting Goods, Inc. (NYSE: DKS) today reported sales and earnings results for the fourth quarter and year ended February 3, 2007.
Fourth Quarter Results (14 weeks compared to 13 weeks last year)
Net income for the 14 weeks ended February 3, 2007 increased 33% to $67.7 million and earnings per share increased 28% to $1.20, as compared to prior year 13 week proforma net income of $50.7 million, or $0.94 per share (which has been adjusted for $0.06 of stock option expense per share as if the Company expensed stock options). Earnings guidance provided on November 13, 2006 was for earnings per share of approximately $1.13 — 1.16.
On a GAAP basis, net income increased to $67.7 million and earnings per share increased to $1.20, as compared to prior year net income (excluding stock option expense) of $54.0 million, or $1.00 per share.
Net sales for the 14 week quarter increased 21% to $1,026.3 million while comparable store sales increased 2.0% on a 13-week to 13-week comparable basis. The former Galyan’s stores are included in the fourth quarter comparable store sales calculation. Comparable store sales guidance provided on November 13, 2006 was for an increase of approximately 2 — 3% on a 13-week to 13-week comparable basis.
“The fourth quarter was our first billion dollar sales quarter, a special milestone. More importantly, we executed well through our most important quarter, delivering earnings in excess of our guidance. I’d like to commend all of the Dick’s Sporting Goods associates for their consistent efforts which are the backbone of our strong earnings results,” said Edward W. Stack, Chairman and CEO.
Full Year Results (53 weeks compared to 52 weeks last year)
Net income for the 53 weeks ended February 3, 2007 increased 39% to $112.6 million and earnings per share increased 35% to $2.03, as compared to prior year 52 week proforma net income of $81.1 million, or $1.50 per share (which has been adjusted for $0.25 of stock option expense per share as if the Company expensed stock options, and excludes merger integration and store closing costs and gain on sale of investment). Earnings guidance provided on November 13, 2006 was for earnings per share of approximately $1.95 — 1.98.
On a GAAP basis, net income increased to $112.6 million and earnings per share increased to $2.03, as compared to prior year net income of $73.0 million, or $1.35 per share which included $37.8 million pre-tax of merger integration costs and a $1.8 million pre-tax gain on sale of investment.
Net sales for the 53 weeks increased 19% to $3,114.2 million while comparable store sales increased 6.0% on a 52-week to 52-week comparable basis. The former Galyan’s stores are not included in the year-to-date comparable store sales calculation as they were not in the comp store base at the beginning of 2006.

Acquisition of Golf Galaxy, Inc.
On February 13, 2007, Dick’s completed its acquisition of Golf Galaxy, Inc. (Nasdaq: GGXY). Under the terms of the agreement, each outstanding share of Golf Galaxy common stock has been converted into the right to receive $18.82 per share in cash, without interest, valuing the transaction at approximately $226 million. “We are happy to have joined forces with another best in class retailer. The golf enthusiast will benefit from this new union,” said Edward W. Stack, Chairman and CEO.
2007 Outlook
The Company’s current outlook for 2007 is based on current expectations and includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act as described later in this release. Although the Company believes that comments reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.
•	Full Year 2007 — (52 — Week Year) Comparisons to Fiscal 2006 — (53 — Week Year)
•	Based on an estimated 58 million shares outstanding, the Company anticipates reporting earnings per share of approximately $2.37 - 2.40. This represents an approximate 18% increase over earnings per share for the full year 2006 of $2.03 and includes the expected results of Golf Galaxy.

•	Comparable store sales are expected to increase approximately 2% at Dick’s Sporting Goods stores.

•	The Company expects to open 45 new Dick’s stores, 17 new Golf Galaxy stores and relocate one Dick’s store in 2007.
•	First Quarter 2007
•	Based on an estimated 57 million shares outstanding, the Company anticipates reporting earnings per share of $0.35 — 0.38 as compared to first quarter 2006 earnings per share of $0.21.

•	Comparable store sales at Dick’s Sporting Goods stores are expected to increase approximately 4 — 6%, or approximately 3%, adjusting for the shifted calendar due to the 53rd week in 2006.

•	The Company expects to open 11 new Dick’s stores and 10 new Golf Galaxy stores in the first quarter.

Conference Call Info
The Company will be hosting a conference call today at 10:00 am Eastern Time to discuss the fourth quarter and full year results. Investors will have the opportunity to listen to the earnings conference call over the internet through the Company’s web site located at http://www.dickssportinggoods.com/investors. To listen to the live call, please go to the web site at least fifteen minutes early to register, download and install any necessary audio software.
For those who cannot listen to the live broadcast, the webcast will be archived on the Company’s web site for approximately 30 days. In addition, a dial-in replay will be available shortly after the call. To listen, investors should dial (888) 286-8010 (domestic callers) or (617) 801-6888 (international callers) and enter confirmation code 93047474. The dial-in replay will be available for 30 days following the live call.
Forward-Looking Statements Involving Known and Unknown Risks and Uncertainties
Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “guidance,” “estimate,” “intend,” “predict,” and “continue” or similar words. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company’s actual results in future periods to differ materially from forecasted results. Those risks and uncertainties are more fully described in the Company’s Annual Report on Form 10-K for the year ended January 28, 2006 as filed with the Securities and Exchange Commission on March 23, 2006, ones associated with combining businesses and achieving expected savings and synergies (including annualized cost savings and merchandise buying improvements) and/or with assimilating acquired companies are difficult to predict with a level of certainty and may be greater than expected. The Company disclaims any obligation and does not intend to update any forward-looking statements except as may be required by the securities laws.
About Dick’s Sporting Goods, Inc.
Pittsburgh-based Dick’s Sporting Goods, Inc. is an authentic full-line sporting goods retailer offering a broad assortment of brand name sporting goods equipment, apparel, and footwear in a specialty store environment. As of February 3, 2007, the Company operated 294 stores in 34 states primarily throughout the Eastern half of the U.S.
Golf Galaxy, based in Eden Prairie, Minn., is a multi-channel golf specialty retailer. As of February 3, 2007, Golf Galaxy operated 65 stores in 24 states, ecommerce websites and catalog operations.
Dick’s Sporting Goods, Inc. news releases are available at http://www.dickssportinggoods.com/ (click on the Investor Relations link at the bottom of the home page).
Contact:
Michael F. Hines, EVP — Chief Financial Officer or
Dennis Magulick, Director, Investor Relations
724-273-3400
investors@dcsg.com

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME — UNAUDITED
(In thousands, except per share data)

	14 Weeks Ended	13 Weeks Ended	53 Weeks Ended	52 Weeks Ended
	February 3,	January 28,	February 3,	January 28,
	2007	2006	2007	2006
Net sales	$1,026,275	$849,506	$3,114,162	$2,624,987
Cost of goods sold, including occupancy and distribution costs	705,973	591,708	2,217,463	1,887,347

GROSS PROFIT	320,302	257,798	896,699	737,640

Selling, general and administrative expenses	203,759	164,040	682,625	556,320
Pre-opening expenses	1,427	521	16,364	10,781
Merger integration and store closing costs	—	—	—	37,790

INCOME FROM OPERATIONS	115,116	93,237	197,710	132,749

Gain on sale of investment	—	—	—	(1,844)
Interest expense, net	2,253	3,187	10,025	12,959

INCOME BEFORE INCOME TAXES	112,863	90,050	187,685	121,634

Provision for income taxes	45,145	36,020	75,074	48,654

NET INCOME	$67,718	$54,030	$112,611	$72,980

EARNINGS PER COMMON SHARE:
Basic	$1.29	$1.08	$2.20	$1.47
Diluted	$1.20	$1.00	$2.03	$1.35

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	52,491	50,213	51,256	49,792
Diluted	56,565	54,163	55,395	53,979

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	February 3,	January 28,
	2007	2006
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$135,942	$36,564
Accounts receivable, net	39,687	29,365
Income taxes receivable	15,671	—
Inventories, net	641,464	535,698
Prepaid expenses and other current assets	37,015	11,961
Deferred income taxes	—	429

Total current assets	869,779	614,017

Property and equipment, net	433,071	370,277
Construction in progress — leased facilities	13,087	7,338
Goodwill	156,628	156,628
Other assets	51,700	39,529

TOTAL ASSETS	$1,524,265	$1,187,789

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$286,668	$253,395
Accrued expenses	190,365	136,520
Deferred revenue and other liabilities	87,798	62,792
Income taxes payable	—	18,381
Current portion of other long-term debt and capital leases	152	181

Total current liabilities	564,983	471,269

LONG-TERM LIABILITIES:
Senior convertible notes	172,500	172,500
Revolving credit borrowings	—	—
Other long-term debt and capital leases	8,365	8,520
Non-cash obligations for construction in progress — leased facilities	13,087	7,338
Deferred revenue and other liabilities	144,780	113,369

Total long-term liabilities	338,732	301,727

STOCKHOLDERS’ EQUITY:
Common stock	397	365
Class B common stock	134	137
Additional paid-in capital	302,766	209,526
Retained earnings	315,453	202,842
Accumulated other comprehensive income	1,800	1,923

Total stockholders’ equity	620,550	414,793

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,524,265	$1,187,789

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED
(Dollars in thousands)

	Year Ended
	February 3,	January 28,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$112,611	$72,980
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	54,929	49,861
Deferred income taxes	(1,110)	1,559
Stock-based compensation	24,303	—
Excess tax benefit from stock-based compensation	(36,932)	—
Tax benefit from exercise of stock options	2,572	14,678
Gain on sale of investment	—	(1,844)
Other non-cash items	2,686	2,452
Changes in assets and liabilities:
Accounts receivable	43,619	16,002
Income tax receivable	(15,671)	—
Inventories	(105,766)	(77,872)
Prepaid expenses and other assets	(29,039)	(2,589)
Accounts payable	24,444	35,119
Accrued expenses	42,479	(193)
Income taxes payable	20,421	19,144
Deferred construction allowances	30,110	11,032
Deferred revenue and other liabilities	26,560	29,201

Net cash provided by operating activities	196,216	169,530

CASH FLOWS USED IN INVESTING ACTIVITIES:
Capital expenditures	(190,288)	(112,002)
Proceeds from sale-leaseback transactions	24,809	18,837
Increase in recoverable costs from developed properties	(3,712)	(2,475)
Proceeds from sale of investment	—	1,922

Net cash used in investing activities	(169,191)	(93,718)

CASH FLOWS FROM FINANCING ACTIVITIES:
Revolving credit payments, net	—	(76,094)
Payments on other long-term debt and capital leases	(184)	(560)
Proceeds from exercise of stock options	23,042	7,413
Proceeds from sale of common stock under employee stock purchase plan	3,734	3,676
Excess tax benefit from stock-based compensation	36,932	—
Increase in bank overdraft	8,829	7,431

Net cash provided by (used in) financing activities	72,353	(58,134)

NET INCREASE IN CASH AND CASH EQUIVALENTS	99,378	17,678
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	36,564	18,886

CASH AND CASH EQUIVALENTS, END OF PERIOD	$135,942	$36,564

Supplemental disclosure of cash flow information:
Construction in progress — leased facilities	$5,749	$(7,895)
Accrued property and equipment	$11,475	$(4,969)
Cash paid for interest	$9,286	$12,345
Cash paid for income taxes	$68,483	$4,569

Store Count and Square Footage
The following represents a reconciliation of beginning and ending stores and square footage for the periods indicated:

	Fiscal 2006					Fiscal 2005
	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total
Beginning stores	255	263	268	294	255	234	236	239	255	234
New	8	5	26	—	39	7	3	16	—	26
Closed	—	—	—	—	—	(5)	—	—	—	(5)

Ending stores	263	268	294	294	294	236	239	255	255	255

Relocated stores	2	—	—	—	2	—	1	3	—	4

Square Footage:
(in millions)

	Fiscal 2006	Fiscal 2005	% Increase
Q1	15.2	13.6	12%
Q2	15.5	13.8	12%
Q3	16.7	14.7	14%
Q4	16.7	14.7	14%
Reconciliation of Non-GAAP Financial Measures
The Company has provided non-GAAP financial information in this earnings release which includes net income and earnings per share adjusted for merger integration and store closing costs, gain on sale of investment and stock option expense had the Company applied SFAS 123, “Accounting for Stock-Based Compensation” in fiscal 2005. The proforma financial information is considered non-GAAP and is not preferable to GAAP financial information; however, the Company believes this information provides additional measures of performance that the Company’s management and investors can use to compare core, operating results between reporting periods. A reconciliation of these non-GAAP measures to the applicable GAAP measures are provided below and on the Company’s website at http://www.dickssportinggoods.com/ (click on the Investor Relations link at the bottom of the home page).

Proforma Net Income, Earnings Per Share and EBITDA Reconciliations
Proforma Net Income and Proforma Earnings
Per Share Reconciliation
(dollars in thousands, except per share data):

	13 Weeks Ended		52 Weeks Ended
	January 28, 2006		January 28, 2006
		Per		Per
	Amounts	Share	Amounts	Share
Net income and earnings per share (GAAP)	$54,030	$1.00	$72,980	$1.35
Less: Stock option expense, after tax	(3,282)	(0.06)	(13,484)	(0.25)
Add: Merger integration and store closing costs (Galyan’s), after tax	—	—	22,674	0.42
Less: Gain on sale of investment, after tax	—	—	(1,106)	(0.02)

Proforma net income and earnings per share	$50,748	$0.94	$81,064	$1.50

EBITDA
EBITDA should not be considered as an alternative to net income or any other generally accepted accounting principles measure of performance or liquidity. EBITDA, as the Company has calculated it, may not be comparable to similarly titled measures reported by other companies. EBITDA is a key metric used by the Company that provides a measurement of profitability that eliminates the effect of changes resulting from financing decisions, tax regulations, and capital investments.

	Q4
	14 Weeks	13 Weeks	13 Weeks
	Ended	Ended	Ended
EBITDA	2006	2005 (GAAP)	2005 (Proforma) /1
	(dollars in thousands)
Net income	$67,718	$54,030	$54,030
Provision for income taxes	45,145	36,020	36,020
Interest expense, net	2,253	3,187	3,187
Depreciation and amortization	15,551	13,319	13,319
Less: Stock option expense (fiscal 2005)	—	—	(5,470)

EBITDA	$130,667	$106,556	$101,086

GAAP EBITDA % increase over GAAP Prior Year	23%
GAAP EBITDA % increase over Proforma Prior Year	29%

	Fiscal
	53 Weeks	52 Weeks	52 Weeks
	Ended	Ended	Ended
EBITDA	2006	2005 (GAAP)	2005 (Proforma) /1
	(dollars in thousands)
Net income	$112,611	$72,980	$72,980
Provision for income taxes	75,074	48,654	48,654
Interest expense, net	10,025	12,959	12,959
Depreciation and amortization	54,929	49,861	49,861
Less: Depreciation and amortization (merger integration)	—	—	(869)
Add: Merger integration and store closing costs	—	—	37,790
Less: Gain on sale of investment	—	—	(1,844)
Less: Stock option expense (fiscal 2005)	—	—	(22,473)

EBITDA	$252,639	$184,454	$197,058

GAAP EBITDA % increase over GAAP Prior Year	37%
GAAP EBITDA % increase over Proforma Prior Year	28%

/1	Proforma adjusts for merger integration and store closing costs related to the Galyan’s acquisition in 2004, gain on sale of investment and the effect of expensing stock options as if we had applied SFAS 123, ""Accounting for Stock-Based Compensation'', in fiscal 2005.